Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Post-Effective Amendment No. 1 to Form S-1 (No. 333-292464) of our report dated August 28, 2025, relating to the consolidated financial statements of VSee Health, Inc. (the “Company”), as of and for the year ended December 31, 2024, which is contained in that Prospectus.

/s/ WithumSmith+Brown, PC

San Francisco, California

April 1, 2026